Exhibit 10.9

BLIZZARD PARENT, LLC

PROFITS UNIT PLAN

Article I

Purpose

Blizzard Parent, LLC has established this Plan to foster and promote its long-term financial success. Capitalized terms have the meaning given in Article VIII.

Article II

Powers of the Administrator

Section 2.1 Power to Grant Awards. The Administrator may select Eligible Persons to participate in the Plan. The Administrator shall determine the terms of each Award, consistent with the Plan. Notwithstanding anything to the contrary herein, after the Closing Date, the Administrator shall consult with, and consider in good faith, the opinions expressed by each of the President and the CEO of the Company with respect to the (i) Participants to whom Awards will be granted under the Plan and (ii) the number of Profits Units or Common Units, as applicable, subject to each Award (the “Consultation Requirement”). Subject to Article IV, a maximum of 97,918,115.8 Profits Units will be available for issuance under the Plan (which figure shall be adjusted pursuant to Section 1.2(b) of the Rollover Agreements upon completion of the purchase price adjustment process contemplated by Section 3.5(a) through (e) of the Merger Agreement). Upon the grant of any Award, this maximum number shall be reduced by the maximum number of Profits Units that are issued or may be issued pursuant to such Award; provided, that grants of Awards to non-employee directors of the Company and to advisors to the CBP Member and its Affiliates shall not reduce the number of Awards available for grant under this Section 2.1. If any Award or portion thereof that has reduced the number of Profits Units available for grant under the Plan is for any reason forfeited, canceled, expired or otherwise terminated, the Profits Units subject to such forfeited, canceled, expired or otherwise terminated Award, or portion thereof, shall again be available for grant under the Plan.

Section 2.2 Administration. Subject to the Consultation Requirement, the Administrator shall, subject to the provisions of this Plan, the Award Agreements and the Company Operating Agreement, have the power and authority to prescribe, amend and rescind rules and procedures governing the administration of the Plan, including, but not limited to the full power and authority to (a) interpret the terms of the Plan, the terms of any Awards made under the Plan, and any rules and procedures established by the Administrator governing any Awards, (b) determine the rights of any Person under the Plan, or the meaning of requirements imposed by the terms of the Plan or an Award, or any rule or procedure established by the Administrator, (c) select the Participants to whom Awards will be granted under the Plan, (d) establish any vesting or other terms and conditions applicable to an Award, (e) impose such limitations, restrictions and conditions upon, or in connection with, such Awards as it shall deem appropriate, (f) adopt, amend, and rescind administrative guidelines and other rules and regulations relating to the Plan, ( g) correct any defect or omission or reconcile any inconsistency in the Plan, in any Award Agreement or between the Plan, any Award Agreement and/or the Company Operating Agreement, (h) provide for conditions and assurances it deems necessary or advisable to protect the interest of the Company and (i) make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan and Awards, subject to the Company Operating Agreement and such limitations as may be imposed by the Code or other applicable law. Each action of the Administrator including each interpretation or other determination of the Administrator with respect to the Plan or any Awards made under the Plan shall be final, binding and conclusive on all Persons.

Section 2.3 Delegation by the Administrator. Any of the powers, duties and responsibilities of the Administrator specified in this Plan may be delegated to be performed by any duly constituted subcommittee thereof or by members of senior management of the Company or its Subsidiaries, and any determination, interpretation or other action taken by such subcommittee or by members of management consistent with such delegation shall have the same effect hereunder as if made or taken by the Administrator.

Article III

Grants of Profits Units

Section 3.1 Grant of Profits Units. The Administrator may grant Profits Units of the Company to Eligible Persons or to Management LLC (corresponding to Eligible Persons who hold Profits Units of Management LLC as provided herein) at such time or times as it shall determine. Each Profits Unit granted to a Participant or to Management LLC (corresponding to a Participant who holds Profits Units in Management LLC) shall be evidenced by an Award Agreement that shall specify the number of Profits Units granted and such other terms as the Administrator shall determine (including, but not limited to, terms relating to the effect of Competitive Activity by a Participant). All grants of Profits Units shall be made in accordance with, and the terms of the Profits Units shall be subject to, the Company Operating Agreement and, if applicable, the Management LLC Agreement, in each case as in effect from time to time, and the Award Agreement evidencing such Profits Units. As a condition to any such grant, the Participant shall enter into such joinders to the Company Operating Agreement and/or the Management LLC Agreement as the Administrator shall require. Unless otherwise permitted by the Administrator, as a condition to the grant of Profits Units, a Participant shall make an election under section 83(b) of the Code with respect to such Profits Units. If determined in good faith by the Administrator to be necessary or appropriate, any acquisition of Profits Units of the Company by any Participant may be effected by the acquisition of an equal number of Profits Units of Management LLC, and in such case both the Participant and Management LLC shall enter into an Award Agreement with Company.

Section 3.2 Status as Company Profits Interests. Unless otherwise determined by the Administrator on or before the Grant Date, each Profits Unit is intended to be a partnership profits interest for U.S. federal income tax purposes, and, if and to the extent necessary to effect such status, a Hurdle Amount shall be assigned to the Profits Unit in addition to the Benchmark Amount.

Section 3.3 Vesting of Profits Units; Transfer. Profits Units shall become vested in accordance with such vesting schedule and/or upon the attainment of such performance criteria as shall be specified by the Administrator on or before the Grant Date and set forth in the Award Agreement. The Administrator may accelerate the vesting of any Profits Unit, all Profits Units or any class of Profits Units at any time and from time to time. Profits Units (whether or not vested) may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, in each case directly or indirectly, other than as permitted by the Administrator.

Section 3.4 Effect of Termination of Employment. The effect of a termination of employment of a Participant to whom Profits Units have been granted by the Company and its Subsidiaries shall be as specified by the Administrator on or before the Grant Date and set forth in the Award Agreement.

Section 3.5 Related Purchases of Common Units. Whether in connection with the grant of Profits Interests or otherwise, the Administrator may permit a Participant to purchase such number of Common Units as the Administrator shall determine. The terms and conditions of any such purchase, including but not limited to the purchase price to be paid therefor and any applicable vesting, forfeiture and repurchase provisions, shall be as set forth in the Award Agreement applicable thereto. Common Units issued under the Plan shall be subject to the terms and conditions of the Company Operating Agreement and, if applicable, the Management LLC Agreement, in each case as in effect from time to time, and the applicable Award Agreement. As a condition to any such purchase, the Participant shall enter into such joinders to the Company Operating Agreement and/or the Management LLC Agreement as the Administrator shall require. If determined in good faith by the Administrator to be necessary or appropriate, any purchase of Common Units of the Company by any Participant may be effected by the acquisition of an equal number of Common Units of Management LLC. The sale and issuance of Common Units pursuant to this Section 3.5 shall not reduce the number of Profits Units available for grant under Section 2.1.

Article IV

Adjustment upon Change in Capitalization

Section 4.1 Generally. Subject to the Company Operating Agreement, if and to the extent necessary or appropriate to reflect any extraordinary dividend, split or combination or any recapitalization, merger, consolidation, exchange of equity interests, spin-off, liquidation or dissolution of the Company or other similar transaction affecting the equity interests of the Company, including an IPO and any reorganization transactions that occur in connection with an IPO, the Administrator shall have discretion to adjust the number of Profits Units available for issuance under the Plan and the number and terms of outstanding Profits Units, and/or make such substitution, revision or other provisions or take such other actions with respect to any outstanding Award of Profits Units or the holder or holders thereof, in each case as it reasonably determines to be equitable in order to prevent inappropriate dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. Without limiting the generality of the foregoing sentence, in the event of any such transaction, the Administrator shall have the power to make such changes in the number and type of equity interests covered by outstanding Awards, the Hurdle Amount applicable thereto, the vesting terms applicable thereto, and the securities, cash or other property to be received in respect to such Awards. After any adjustment made pursuant to this Article IV, the number of Profits Units or other equity interests subject to each outstanding Award shall be rounded down to the nearest whole number. Notwithstanding anything to the contrary in this Plan, no adjustment shall be made or required to be made in connection with the issuance of any Earnout Consideration (including the issuance of Common Units or Senior Preferred Earnout Units), the issuance of any Senior Preferred Earnout Dividends, or the issuance of any Units in connection with a Special Funding Event (each as defined within the Company Operating Agreement). The adjustments made pursuant to this Article IV shall be made in the sole discretion of the Administrator.

Section 4.2 IPO Restructuring. The Administrator may make such modifications to the Plan and to outstanding Awards as it determines in its sole discretion to be necessary or appropriate in connection with an IPO Restructuring or otherwise to the extent that the Awards will relate to stock of the public company following an IPO, in each case as it reasonably determines to be equitable in order to prevent inappropriate dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan (excluding tax treatment and option value).

Article V

Right of Repurchase of Units

Section 5.1 Repurchase Rights of the Company and the CBP Member. If

(i) a Participant’s employment with the Company terminates for any reason or (ii) the Administrator determines that a Participant is engaging or has engaged in Competitive Activity during employment or during the period during which such Competitive Activity is prohibited under any applicable agreement, the Company and/or the CBP Member may elect to purchase all or a portion of the Common Units and vested Profits Units of the Company held (x) by such Participant directly, and/or (y) by Management LLC that correspond to the Common Units and vested Profits Units of Management LLC held by the Participant, in each case, by written notice by the CBP Member to Management LLC and/or the Participant (as applicable) delivered on or before the later of (A) the ninetieth (90th) day after the Determination Date and (B) the ninetieth (90th) day after the date on which the Participant’s employment terminates. If the Company does not purchase all of the Units during such period as provided herein (subject to delay as provided in Section 5.6, if applicable), the CBP Member may elect, within the thirty (30) day period following the applicable ninety (90) day period, to purchase all or any portion of the Common Units and vested Profits Units of the Company that the Company has not purchased. If the Units are held by Management LLC, then to effect such repurchase, Management LLC shall either (x) have the right to elect, and shall elect, to repurchase the same number of Common Units and Profits Units of Management LLC held by the Participant that correspond to the Units repurchased by the Company or the CBP Member, and at the same repurchase price, or (y) redeem the portion of the Participant’s Common Units and Profits Units of Management LLC attributable to the Common Units and Profits Units of the Company that the Company and/or the CBP Member have elected to repurchase under this Article V in exchange for an in-kind distribution of the corresponding Common Units and Profits Units of the Company, in which case the repurchase rights of the Company and the CBP Member under this Article V shall be exercised directly against the Participant.

Section 5.2 Competitive Activity. Prior to the application of clause (ii) of Section 5.1 to a Participant, the Company shall provide the Participant with written notice of the action that is alleged to constitute Competitive Activity within thirty (30) days of becoming aware of such action (the date notice is provided, the “Competitive Activity Notice Date”) and thirty (30) days to cure such action, if the Administrator determines that such action is reasonably susceptible of being cured. In the event the Participant fails to cure such action within such thirty (30) day period, or if Administrator determines that such action is not reasonably susceptible of being cured, then in addition to the rights provided in Section 5.1, the Company may cause any or all of the Participant’s Profits Units, whether vested or unvested, to be forfeited without any payment to the Participant. In the event that whether an alleged action constitutes Competitive Active is not reasonably determinable without additional investigation, the time periods set forth in this Section 5.2 shall be tolled pending the Administrator’s completion of a reasonable investigation of such action.

Section 5.3 Repurchase Price. The purchase price per Unit pursuant to this Article V shall equal the “Repurchase Price” as of the “Determination Date”, determined pursuant to clause (a), (b) or (c), as applicable:

(a) If the employment of a Participant terminates for any reason (whether initiated by the Company or the Participant) other than by the Company for Cause, (I) the Determination Date shall mean the later of (x) the effective date of the Participant’s termination of employment and (y) six months and one day from the date of the Participant’s acquisition of the Units, (II) the Repurchase Price per Common Unit shall equal the Common Unit Repurchase Price of such Unit as of the Determination Date and (III) the Repurchase Price per Profits Unit shall equal the Profits Unit

Repurchase Price of such Unit as of the Determination Date. For purposes of this Section 5.3, the Company may, at its discretion, treat Units that are acquired less than six months and one day prior to the effective date of the Participant’s termination of employment (such Units, the “Immature Units”) as having separate Determination Dates from the Determination Date applicable to Units that are not Immature Units.

(b) If the employment of a Participant is terminated by the Company for Cause, (I) the Determination Date shall be the effective date of the Participant’s termination of employment and (II) the Repurchase Price per Common Unit shall equal the lesser of (i) the Common Unit Repurchase Price of such Unit as of the Determination Date and (ii) the excess, if any, of (a) the price at which the Participant acquired such Common Unit over (b) the aggregate amount of any distributions made prior to the Determination Date to the Participant in respect of such Common Units. For avoidance of doubt, in the event of a termination by the Company for Cause, no repurchase of Profits Units will occur (and therefore no Repurchase Price is necessary) because all Profits Units would be forfeited without consideration.

(c) If the repurchase occurs by reason of a Participant having engaged in Competitive Activity, (I) the Determination Date shall be the Competitive Activity Notice Date and (II) the Repurchase Price per Common Unit shall equal the lesser of (i) the Common Unit Repurchase Price of such Unit as of the Determination Date and (ii) the excess, if any, of (a) the price at which the Participant acquired such Common Unit over (b) the aggregate amount of any distributions made by the Company prior to the Determination Date to the Participant in respect of such Common Units. If the Participant has disposed of any Units for cash or other consideration prior to the repurchase date (including, but not limited to, to the Company or the CBP Member pursuant to this Article V), the Company shall have the right to recoup from the Participant an amount of cash in respect of the Units disposed of equal to the excess, if any, of (A) the aggregate amount of cash and the aggregate value of all securities or other property actually received by the Participant in connection with all of such dispositions over (B) the aggregate amount of cash that would have been received by the Participant in respect of the disposed Units pursuant to the first sentence of this clause (c) if the disposed Units had been owned by the Participant on the Determination Date (such right of recoupment, the “Sold Unit Clawback”). Any amount to be repaid by the Participant pursuant to this clause (c) shall not be subject to further reduction for taxes paid by the Participant on the amounts received for the Units disposed of, if and to the extent that the Administrator reasonably determines that the taxes paid by the Participant will be able to be recouped by the Participant in any manner in the same or a subsequent tax year.

(d) For purposes of this Article V, (I) the “Common Unit Repurchase Price” shall equal the Fair Market Value of a Common Unit as of the Determination Date, and (II) the “Profits Unit Repurchase Price” of a Profits Unit shall equal the Fair Market Value of such Profits Unit assuming the occurrence of an Exit Sale (as defined in the Company Operating Agreement) on the Determination Date, based on the fair market value of the Company on the Determination Date, and a full distribution of proceeds from such Exit Sale in accordance with the terms of Company Operating Agreement and, for the avoidance of doubt, after taking into account the Benchmark Amount and any Hurdle Amount applicable to such Profits Unit. For avoidance of doubt, if the Profits Unit Repurchase Price of a Profits Unit is not greater than zero as of the Determination Date, then the Profits Unit shall be forfeited to the Company without any payment to the Participant and without further action required by any Person.

Section 5.4 Closing of Purchase; Payment of Repurchase Price. Subject to Section 5.6, the closing of a purchase pursuant to this Article V shall take place at the principal office of the Company on a business day selected by the Company or the CBP Member (as applicable) no later than the one hundred twentieth (120th) day following the date on which notice of repurchase is given pursuant to Section 5.1. Subject to the periods specified in the immediately preceding sentence, the closing date, once scheduled, may be adjourned or accelerated by the Company or the CBP Member (as applicable) in its discretion. At the closing, (i) the Company or the CBP Member, as the case may be, shall, subject to Sections 5.5 and 5.6, pay the Repurchase Price to the Participant and (ii) if the Participant actually holds any certificates or other instruments representing Units acquired, the Participant shall deliver to the Company such certificates or other instruments, appropriately endorsed by the Participant or directing that the Units be so transferred to the purchaser thereof, as the Company or Management LLC may reasonably require. Prior to the closing, at the request of the Company, the Participant (or, if applicable, the Participant’s estate or legal representative) and Management LLC shall execute and deliver a unit repurchase agreement evidencing the purchase pursuant to this Article V in form delivered to the Participant and Management LLC by the Company consistent with the provisions of this Article V and containing customary representations, warranties and releases relating to such purchase. By accepting a grant of Profits Units and entering into a Subscription Agreement, each Participant and Management LLC hereby appoint the Company as their true and lawful attorney-in-fact, with full power of substitution, and authorize the Company to take such actions as the Company may deem necessary or appropriate to effect the sale and transfer of the Units pursuant to this Article V on the closing date, including but not limited to executing any powers of attorney or stock power or stock repurchase agreement.

Section 5.5 Application of the Repurchase Price to Certain Loans or Other Obligations. The Company and the CBP Member shall be entitled to apply any amounts otherwise payable pursuant to this Article V to discharge any indebtedness of a Participant to the Company or any of the Subsidiaries or indebtedness that is guaranteed by the Company or any of the Subsidiaries or to offset any such amounts against any other obligations of a Participant to the Company or any of the Subsidiaries.

Section 5.6 Certain Restrictions on Repurchases; Delay of Payment of Repurchase Price. Notwithstanding any other provision of any Subscription Agreement or this Article V, if the Company intends to effect a repurchase pursuant to this Article V and (i) such repurchase (or the payment of a dividend by a Subsidiary to the Company to fund such repurchase) would result in a violation of the terms or provisions of, or result in a default or an event of default under any of the Financing Agreements, (ii) such repurchase would violate any of the terms or provisions of the Company Operating Agreement, the Management LLC Agreement or applicable law, (iii) the Company has no funds legally available to make such payment under applicable law or (iv) such repurchase would otherwise violate applicable law, then (x) the payment of the applicable Repurchase Price (and the corresponding required repurchase actions with respect to Management LLC) shall be postponed and will take place at the first opportunity thereafter when the Company has funds legally available to make such payment and when such payment will not result in any default, event of default or violation under any of the Financing Agreements or in a violation of any term or provision of the Company Operating Agreement, the Management LLC Agreement or applicable law, (y) such repurchase obligation shall rank against other similar repurchase obligations with respect to Units according to priority in time of the effective date of the event giving rise to such repurchase and (z) the Repurchase Price, except in the case of a termination for Cause or a repurchase by reason of a Participant’s Competitive Activity, shall be increased by an amount equal to interest on such Repurchase Price for the period during which payment is delayed at an annual rate equal to the applicable federal rate published pursuant to the Code for the month in which such postponement first occurs. The delay set forth in this Section 5.6 shall not be applicable in the event of a repurchase by the CBP Member.

Section 5.7 Right to Retain Units. If the options of the Company and the CBP Member to purchase the Units pursuant to this Article V are not exercised within the applicable time periods specified herein with respect to all of the Units, the Participant and Management LLC shall be entitled to retain the remaining Units, although those Units shall remain subject to all of the other provisions of the applicable Subscription Agreement, the Company Operating Agreement and the Management LLC Agreement, as applicable.

Section 5.8 Notice of Termination; Etc. Prior to an IPO, the Company shall give prompt written notice to the CBP Member of any termination of a Participant’s employment with the Company or any determination of Competitive Activity by a Participant and of the Administrator’s decision whether or not to purchase Units pursuant to the Article V.

Section 5.9 Allocation of Purchase Rights. By receiving an award of Profits Units, each Participant acknowledges and agrees that the CBP Member may allocate the purchase rights under this Article V, as among itself and its Affiliates, in such manner as it, in its sole discretion, may determine from time to time.

Article VI

Authority to Vary Terms or Establish Local Jurisdiction Plans

The Administrator may vary the terms of Awards under the Plan, or establish sub-plans under the Plan to authorize the grant of awards that have additional or different terms or features from those otherwise provided for in the Plan, if and to the extent the Administrator determines necessary or appropriate to permit the grant of awards that are best suited to further the purposes of the Plan and to comply with applicable securities laws in a particular jurisdiction or provide terms appropriately suited for Participants in such jurisdiction in light of the tax laws of such jurisdiction while being as consistent as otherwise possible with the terms of Awards under the Plan; provided that this Article V shall not be deemed to authorize any increase in the number of Profits Units set forth in Section 2.1 as available for issuance under the Plan.

Article VII

Amendment, Modification, and Termination of the Plan

The Administrator may terminate or suspend the Plan at any time, and may amend or modify the Plan from time to time; provided, that no change that materially and adversely economically affects any Participant disproportionately as compared to all other Participants shall be effective without such Participant’s written consent. Approval of the Plan by holders of equity interests in the Company or of any such amendment, modification, termination or suspension shall be obtained to the extent mandated by applicable law, or if otherwise required or deemed appropriate by the Administrator.

Article VIII

Definitions

Section 8.1 Definitions. Whenever used herein, the following terms shall have the respective meanings set forth below:

“Affiliate” has the meaning given in the Company Operating Agreement.

“Award” shall mean the grant of any Profits Units issued on or following the Effective Date pursuant to the terms of the Plan.

“Award Agreement” means the agreement entered into between or among the Company, Management LLC (if applicable) and a Participant embodying and evidencing the terms of any acquisition of Common Units of the Company and/or any corresponding equity interests in Management LLC and, if applicable, any grant of Profits Units of the Company and/or any corresponding equity interests in Management LLC made pursuant to the Plan and in the form approved by the Administrator from time to time for such purpose. The Award Agreements shall constitute the “Subscription Agreements” under the Company Operating Agreement.

“Benchmark Amount” has the meaning set forth in the Company Operating Agreement.

“Administrator” means the Compensation Committee of the Company, as constituted from time to time pursuant to the Company Operating Agreement.

“CBP Member” means Blizzard Aggregator, LLC, a Delaware limited liability company.

“Cause” shall, as to any Participant, have the meaning set forth in the employment or services agreement to which the Participant is a party with the Company or an Affiliate, or, in the absence of such an employment or services agreement, shall have the meaning set forth in the Company Operating Agreement.

“Closing Date” has the meaning given in the Company Operating Agreement.

“Code” means the United States Internal Revenue Code of 1986, as amended, and any successor thereto.

“Common Unit” means, as required by context, a Class B Common Unit of the Company (as defined in the Company Operating Agreement) and/or a common unit of Management LLC that relates to such Class B Common Unit of the Company, and in each case, if applicable, any securities which may be issued after the Effective Date in respect of, or in exchange for, a Common Unit (which are sometimes referred to herein as “successor equity interests”).

“Company” means Blizzard Parent, LLC, a Delaware limited liability company, and any successor thereto; provided that for purposes of determining the status of a Participant’s employment with the “Company,” such term shall include whichever of the Company and its Subsidiaries and Affiliates is the employer of the Participant.

“Company Operating Agreement” means the Amended and Restated Limited Liability Company Agreement of the Company, dated as of the Closing Date, as amended from time to time.

“Competitive Activity” with respect to a Participant means that the Participant, directly or indirectly, has engaged in a material breach of the provisions of any agreement to which the Participant and the Company or any of its Affiliates are parties (including but not limited to any Award Agreement) that prohibits or otherwise limits or conditions actions of the Participant related to competition with the business of the Company or any of its Subsidiaries; interference with key business relationships of the Company or any of its Subsidiaries; solicitation of customers or employees of the Company or any of its Subsidiaries; disclosure of confidential information of the Company; ownership of intellectual property of the Company or any of its Subsidiaries; and disparagement of the Company or any of its Subsidiaries and any of the directors or executive officers of any such Person.

“Common Unit Repurchase Price” has the meaning given in Article V.

“Competitive Activity Notice Date” has the meaning given in Section 5.2.

“Disability” means, unless otherwise provided in an Award Agreement, a Participant’s long-term disability within the meaning of the long-term disability insurance plan or program of the Company or any Subsidiary then covering the Participant, or in the absence of such a plan or program, as determined in good faith by the Administrator.

“Determination Date” has the meaning given in Article V.

“Effective Date” has the meaning given in Section 9.9.

“Eligible Person” means any executive, officer or other employee of, non-employee director of, or independent contractor to, the Administrator, the Company or any Subsidiary or Affiliate of the Company.

“Fair Market Value” with respect to a Unit means the fair market value of such Unit under the Company Operating Agreement, as determined in good faith by the Administrator giving due regard to any relevant valuation indicia with respect to the Company, including, if applicable, any valuation obtained under Section 409A of the Code.

“Financing Agreements” means any guaranty, financing or security agreement or document entered into by the Company or any Subsidiary from time to time.

“Grant Date” means, with respect to any Award, the date as of which such Award is granted pursuant to the Plan.

“Hurdle Amount” has the meaning given in the Company Operating Agreement.

“Immature Units” has the meaning given in Section 5.3(a).

“IPO” has the meaning given in the Company Operating Agreement.

“IPO Restructuring” has the meaning given in the Company Operating Agreement.

“Management LLC ” means Blizzard Management Feeder, LLC, a Delaware limited liability company, and any successor thereto. To the extent necessary for any purpose, this Plan shall also be deemed to be the equity incentive plan of Management LLC with respect to the Common Units and Profits Units issued by Management LLC to Eligible Persons (other than Management LLC).

“Management LLC Agreement ” means the Limited Liability Company Agreement of Management LLC, dated as of the Closing Date and as amended from time to time.

“Merger Agreement” has the meaning given in the Company Operating Agreement.

“Participant” means any Eligible Person who is granted an Award (including indirectly by virtue of Management LLC).

“Person” has the meaning given in the Company Operating Agreement.

“Plan” means this Blizzard Parent, LLC Profits Unit Plan, as amended from time to time.

“Profits Unit” means, as required by context, a Profits Unit of the Company (as defined in the Company Operating Agreement) granted hereunder and/or a corresponding partnership profits interest in Management LLC that relates to such Profits Unit of the Company, in each case subject to the terms of the Plan and in each case, if applicable, any securities which may be issued after the Effective Date in respect of, or in exchange for, a Profits Unit (which are sometimes referred to herein as “successor equity interests”).

“Profits Unit Repurchase Price” has the meaning given in Article V.

“Repurchase Price” has the meaning given in Article V.

“Rollover Agreement” has the meaning given in the Company Operating Agreement.

“Securities Act” has the meaning given in the Company Operating Agreement.

“Sold Unit Clawback” has the meaning given in Section 5.3(c).

“Subsidiary” has the meaning given in the Company Operating Agreement.

“Units” means Common Units (including successor equity interests) and Profits Units (including successor equity interests).

“Vesting Commencement Date” means the date on which the vesting period of an Award granted hereunder begins, as set forth in the Award Agreement (which may be earlier than or later than the Grant Date); or, if no such date is set forth therein, the Grant Date.

Section 8.2 Rules of Construction.

(a) Gender and Number. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

(b) Use of the term “Employ”. The phrase “employee”, “employment with the Company” and corollary terms used herein and in an Award Agreement (x) with respect to an employee shall be construed to refer to the employment with the Company and/or the Subsidiaries or Affiliates of the Company that actually employ the employee, and (y) with respect to a director or independent contractor shall be construed to refer to whichever of the Company and/or the Subsidiaries or Affiliates of the Company to which the director or independent contractor actually provides services.

(c) Termination of Employment. It shall be condition of each Award under the Plan that the date of termination of a Participant’s employment shall be determined without regard to any statutory or deemed or express contractual notice period, unless otherwise required by law.

(d) “Participant” Status. For purposes of this Plan, an Eligible Person who holds equity interests in Management LLC that correspond to Common Units or Profits Units granted by the Company to Management LLC shall be deemed a Participant for the substantive provisions of this Plan (including those relating to termination of employment and Competitive Activity) notwithstanding that such Eligible Person may not hold Common Units of the Company or Profits Units of the Company directly.

(e) Overriding Effect of the Company Agreement and Award or Other Agreements. If there is any inconsistency between any express term of the Plan or any Award Agreement, on the one hand, and any express term of the Company Operating Agreement, on the other hand, the terms of the Company Operating Agreement shall govern.

Article IX

Miscellaneous Provisions

Section 9.1 Nontransferability of Awards; Holdback Agreement.

(a) Except as otherwise provided herein, in an Award Agreement, in the Company Operating Agreement or as the Administrator may permit on such terms as it shall determine, no Awards granted under the Plan may be sold, transferred, pledged, assigned, hedged, encumbered or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All rights with respect to Awards granted to a Participant under the Plan shall be exercisable during the Participant’s lifetime by such Participant only (or, in the event of the Participant’s Disability, such Participant’s legal representative). Following a Participant’s death, all rights with respect to Awards that were outstanding at the time of such Participant’s death and have not terminated shall be exercised by his designated beneficiary or by his estate in the absence of a designated beneficiary

(b) Holdback Agreements. If the Company or any Subsidiary or Affiliate (or a successor thereto, including in connection with an IPO Restructuring) files a registration statement under the Securities Act with respect to an underwritten public offering of Units (including successor equity interests), no Participant shall effect any public sale (including a sale under Rule 144 under the Securities Act or other similar provision of applicable law) or distribution of any Units (including successor equity interests), other than as part of such underwritten public offering, during the 20 days prior to and the 180 days after the effective date of such registration statement (or such other period as may be generally applicable to or agreed by the Company’s senior-most executives in consultation with the managing underwriter(s), if any, of such offering). If the Company files a prospectus in connection with a takedown from a shelf registration statement, no Participant shall effect any public sale (including a sale under Rule 144 under the Securities Act or other similar provision of applicable law in consultation with the managing underwriter(s), if any, of such offering) or distribution of any Units (including successor equity interests), other than as part of such offering, for 20 days prior to and 90 days after the date the prospectus supplement is filed with the Securities and Exchange Commission (or such other period as may be generally applicable to or agreed by the Company’s senior-most executives).

Section 9.2 Tax Withholding. The Company or the Subsidiary employing a Participant shall have the power to withhold up to the maximum statutory requirement, or to require such Participant to remit to the Company or such Subsidiary, an amount sufficient to satisfy all U.S. federal, state, local and any non-U.S. withholding tax and other governmental tax, charge or fee requirements in respect of any Award granted under the Plan (excluding, where applicable, the employer portion of any employment, social or similar taxes).

Section 9.3 Beneficiary Designation. Pursuant to such rules and procedures as the Administrator may from time to time establish, a Participant may name a beneficiary or beneficiaries (who may be named contingently or successively) by whom any right under the Plan is to be exercised in case of such Participant’s death. Each designation will revoke all prior designations by the same Participant, shall be in a form reasonably prescribed by the Administrator, and will be effective only when filed by the Participant in writing with the Administrator during his lifetime.

Section 9.4 No Guarantee of Employment or Participation; No Right to Awards of Equal Amount or Terms; No Guarantee of Tax Treatment. Nothing in the Plan or in any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or retention at any time, or confer upon any Participant any right to continue in the employ or retention of the Company or any Subsidiary. No Person shall have a right to be selected as a Participant or, having been so selected, to receive any other or future Awards. There is no obligation for uniformity of treatment of Participants regarding the number of Profits Units awarded or the manner in which Awards are made. The terms and conditions made under the Plan need not be the same with respect to each Participant. Neither the Administrator nor the Company make any guarantees to any person regarding the tax treatment of any Award or payments or distributions made with respect to any Award. Neither the Administrator nor the Company have any duty or obligation to minimize the tax consequences of any Award to any Participant, including but not limited to tax consequences that may result from changes to applicable law and none of the Administrator, the Company, any Subsidiaries or Affiliates of the Company, or any of their employees or representatives, shall have any liability to any person with respect to such tax consequences.

Section 9.5 No Limitation on Compensation; No Impact on Benefits. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary to establish other plans or to pay compensation to its employees, in cash or property, in a manner that is not expressly authorized under the Plan. Except as may otherwise be specifically and unequivocally stated under any employee benefit plan, policy or program, no amount payable in respect of any Award shall be treated as compensation for purposes of calculating a Participant’s rights under any such plan, policy or program. The selection of an Eligible Person as a Participant shall neither entitle such Eligible Person to, nor disqualify such Eligible Person from, participation in any other award or incentive plan.

Section 9.6 Requirements of Law. The granting of Awards and the issuance of Units pursuant to the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. No Awards shall be granted under the Plan, and no Units shall be sold or issued under the Plan, if such grant, sale or issuance would result in a violation of applicable law, including U.S. federal securities laws and any applicable state or non-U.S. securities laws.

Section 9.7 Freedom of Action. Nothing in the Plan or any Award Agreement evidencing an Award shall be construed as limiting or preventing the Company or any Subsidiary from taking any action that it deems appropriate or in its best interest (as determined in its sole and absolute discretion), including without limitation any adjustment, recapitalization, reorganization or other change in the Company’s or any Subsidiary’s capital structure or its business, any merger or consolidation of the Company or any Subsidiary, any issue of debt or equity securities, the dissolution or liquidation of the Company or any Subsidiary or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding. No Participant (or person claiming by or through a Participant) shall have any right relating to the diminishment in the value of any Award as a result of any such action. This Section 9.7 shall not be construed to enlarge the rights of the Company or the Administrator hereunder with respect to the interpretation or administration of the Plan or any Award Agreements.

Section 9.8 Unfunded Plan; Plan Not Subject to ERISA. The Plan is an unfunded plan and Participants shall have the status of unsecured creditors of the Company. The Plan is not intended to be subject to the Employee Retirement Income and Security Act of 1974, as amended.

Section 9.9 Term of Plan. The Plan shall be effective as of the Closing Date (the “Effective Date”) and shall continue in effect, unless sooner terminated pursuant to Article VII, until the tenth anniversary of such date. The provisions of the Plan shall continue thereafter to govern all outstanding Awards (which Awards, for clarity, shall not be terminated).

Section 9.10 Governing Law. The Plan, and all agreements hereunder, shall be governed by and construed in accordance with the law of the State of Delaware regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction.

Section 9.11 Section 409A of the Code. The Plan and the Award Agreements entered into pursuant to the Plan are intended to be exempt from the requirements of Section 409A of the Code and shall be construed and interpreted in accordance with such intent, and no such construction or interpretation of the Plan or an Award Agreement shall be treated as an amendment or modification of the Plan under Article VII. In no event shall any provision of the Plan be construed as an indemnification of a Participant by the Company in the event that the additional taxes under Section 409A of the Code apply to Awards granted hereunder.